                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              M.D.C. HOLDINGS, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)
                                 BOWNE OF DENVER
                                 ---------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
       and 0-11
       (1)      Title of each class of securities to which transaction applies:

       (2)      Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)      Proposed maximum aggregate value of transaction:
                0

       (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:


       (2)      Form, Schedule or Registration Statement No.:


       (3)      Filing Party:


       (4)      Date Filed:

                         [MDC HOLDINGS, INC. LETTERHEAD]

                                 March 31, 2000

To Our Shareowners:

         You are invited to attend the 2000 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Friday, May 19, 2000, at 8:00 a.m., Denver time.

         Following this letter is the formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting. Shareowners also are entitled to vote on any other matters which properly come before the Meeting.

         While some of our shareowners have exercised their right to vote their shares in person, we recognize that many of you are unable to attend the Meeting. Accordingly, enclosed is a proxy card that enables shareowners to vote their shares on the matters to be considered at the Meeting, even if they are unable to attend. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card and return it to the Company in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your vote on the proxy card, but need only sign, date and return it in the enclosed postage-paid envelope.

         WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE.

                                     Sincerely,






                                     Larry A. Mizel
                                     Chairman of the Board

                         [MDC HOLDINGS, INC. LETTERHEAD]

                                   -----------

                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                                   -----------

To Our Shareowners:

         The 2000 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") will be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Friday, May 19, 2000, at 8:00 a.m., Denver time, to consider and act upon the following matters:

          1. the election of Steven J. Borick and David D. Mandarich, two Class III Directors, for three-year terms expiring in 2003; and

          2. such other business as properly may come before the Meeting and any postponements or adjournments thereof.

         Only shareowners of record at the close of business on March 24, 2000, the record date, will be entitled to vote at the Meeting.

         Management and the Board of Directors desire to have maximum representation at the Meeting and respectfully request that you date, execute and timely return the enclosed proxy in the postage-paid envelope provided.

                                   BY ORDER OF THE BOARD OF DIRECTORS,




                                   Daniel S. Japha
                                   Secretary

March 31, 2000

                         [MDC HOLDINGS, INC. LETTERHEAD]

                                   -----------


                                 PROXY STATEMENT
                          ANNUAL MEETING OF SHAREOWNERS

                                  MAY 19, 2000

                                   -----------

To Our Shareowners:

         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of M.D.C. Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareowners of the Company (the "Meeting") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Friday, May 19, 2000, at 8:00 a.m., Denver time, and any postponements or adjournments thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting, collectively referred to as the "Proxy Materials," are first being sent to shareowners on or about March 31, 2000.

                               GENERAL INFORMATION

SOLICITATION

         The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by directors, officers and regular employees of the Company. No compensation will be paid for the solicitation of proxies, although the Company will reimburse bankers, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares.

VOTING RIGHTS

         Holders of shares of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on March 24, 2000, (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. As of February 29, 2000, approximately 21,930,000 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding constitutes a quorum for transacting business at the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting.

VOTING PROXIES

         Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as Directors of the nominees named in this Proxy Statement. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareowners, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

         Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters are properly presented to the shareowners for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

         The giving of the enclosed proxy does not preclude the right of a shareowner to vote in person. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person.

ANNUAL REPORT

         The Company's 1999 Annual Report to Shareowners, including the Company's 1999 audited financial statements (the "Annual Report"), is enclosed with these Proxy Materials. The 1999 Annual Report is not incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides for three classes of Directors with staggered terms of office, to be divided as equally as possible. Nominees of each class serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

         The Board of Directors currently consists of six members, including two Class I Directors whose terms expire in 2001, two Class II Directors whose terms expire in 2002 and two Class III Directors whose terms expire in 2000. At the Meeting, two Class III Directors are to be elected to three-year terms expiring in 2003. The nominees for the Class III Directors are Messrs. Steven J. Borick and David D. Mandarich. Both nominees presently serve on the Board of Directors of the Company.

         Unless otherwise specified, the enclosed proxy card will be voted FOR the election of Messrs. Borick and Mandarich. Management and the Board of Directors are not aware of any reasons which would cause Messrs. Borick or Mandarich to be unavailable to serve as Directors. If Messrs. Borick or Mandarich become unavailable for election, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors.

         The affirmative vote of the holders of a plurality of the shares present or represented and entitled to vote at the Meeting will be required for election to the Board of Directors. The Board of Directors recommends a vote FOR the election of Messrs. Borick and Mandarich as Directors.

         Certain information with respect to Messrs. Borick and Mandarich, the nominees for election, and the continuing Directors of the Company, furnished in part by each such person, appears below:

                                                                                  Shares Beneficially
                                    Positions and Offices with the Company          Owned as of the
            NAME            Age        and Other Principal Occupations             Record Date (1)(2)    Percentage of Class (3)
           ------           ---        -------------------------------             ------------------    -----------------------


NOMINEES:

                                                           CLASS III
                                                     TERMS EXPIRE IN 2000

Steven J. Borick             47     Director and Executive Vice President of                 25,500                      *
                                    Superior Industries International, Inc. and
                                    President of Texakota, Inc. and a General
                                    Partner in Texakota Oil Company
David D. Mandarich           52     President and Chief Operating Officer of              1,721,249(4)                 7.6%
                                    the Company

CONTINUING DIRECTORS:

                                                            CLASS I
                                                     TERMS EXPIRE IN 2001

Herbert T. Buchwald          69     Principal in the law firm of Herbert T.                  59,926                      *
                                    Buchwald, P.A. and President and
                                    Chairman of the Board of Directors of BPR
                                    Management Corporation
Larry A. Mizel               57     Chairman of the Board of Directors and                4,740,663(5)                21.0%
                                    Chief Executive Officer of the Company



                                                            CLASS II
                                                     TERMS EXPIRE IN 2002

Gilbert Goldstein            81     Principal in the law firm of Gilbert                     60,000                      *
                                    Goldstein, P.C.
William B. Kemper            63     Private real estate investor                            100,000                      *

-----------

*        Represents less than one percent of the outstanding shares of Common
         Stock.

(1) Includes, where applicable, shares of Common Stock owned by such person's minor children and spouse and by other related individuals or entities over whose shares such person has custody.

(2) Includes the following shares of Common Stock that such persons have the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $6.75 to $18.625 per share:
         Gilbert Goldstein 50,000, William B. Kemper 100,000, Steven J. Borick 25,000, Herbert T. Buchwald 50,000, Larry A. Mizel 225,000 and David D. Mandarich 275,000.

(3) The percentage shown is based on the number of shares of Common Stock outstanding as of December 31, 1999 as reported in the Company's 1999 Annual Report on Form 10-K and includes shares of Common Stock actually owned and shares of Common Stock which the person had the right to acquire within 60 days of the Record Date. All shares of Common Stock which the person had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other person.

(4)      Includes 8,000 shares owned by Mr. Mandarich's minor children.

(5) Includes 33,291 shares held in Mr. Mizel's IRA Account, 1,005,500 shares held by Mr. Mizel's wife and 405,314 shares of Common Stock with respect to which Mr. Mizel may be considered the "beneficial owner," as defined under the Securities Exchange Act of 1934 (the "1934 Act"), because he is a beneficiary of certain trusts which own all of the outstanding stock of CVentures, Inc., a corporation which controls the voting of these shares of Common Stock. Mr. Mizel is a director and officer of CVentures, Inc. Also includes 94,032 shares of Common Stock owned by certain trusts for the benefit of Mr. Mizel and certain members of his immediate family, over which shares Mr. Mizel does not exercise voting control, although he has a limited power of appointment allowing him to direct the trustee to gift all or a portion of such shares to any person other than himself or a creditor. Mr. Mizel disclaims beneficial ownership of the 94,032 shares.

OTHER INFORMATION RELATING TO DIRECTORS

         The following is a brief description of the business experience during at least the past five years of each nominee for the Board of Directors of the Company and of the continuing members of the Board.

         Steven J. Borick is executive vice president of Superior Industries International, Inc., a New York Stock Exchange-listed manufacturer of automobile accessories and has been the president of Texakota, Inc., an oil and gas exploration and development company, and a general partner in Texakota Oil Company, a private oil and gas partnership, for more than the past five years. He also is a director of Richmond American Homes of Colorado, Inc., a wholly owned subsidiary of the Company ("Richmond American Homes"). Mr. Borick has been a Director of the Company since April 1987 and is Chairman of the Compensation Committee and a member of the Audit Committee.

         David D. Mandarich was elected President of the Company in July 1999, Chief Operating Officer in March 1996, Co-Chief Operating Officer in September 1994 and Executive Vice President-Real Estate in April 1993. He was appointed a Director of the Company in March 1994. In April 1990, Mr. Mandarich was elected as Chairman of the Board of Directors of Richmond American Homes. Mr. Mandarich also was a Director of the Company from September 1980 until April 1989.

         Gilbert Goldstein has been engaged in private law practice for more than the past five years as the principal in the law firm of Gilbert Goldstein, P.C. See "Certain Relationships and Related Transactions" below. Mr. Goldstein has been a Director of the Company since January 1976. Mr. Goldstein is the Chairman of the Legal Committee.

         William B. Kemper has been engaged in private real estate investments, real estate development and property management since May 1982. Prior to May 1982, he was president of Gold Crown, Inc., a real estate development company. He also is a director of HomeAmerican Mortgage Corporation, the Company's wholly owned mortgage lending subsidiary

("HomeAmerican"). Mr. Kemper has been a Director of the Company since January 1972. He is Chairman of the Audit Committee and a member of the Compensation Committee.

         Herbert T. Buchwald has been a principal in the law firm of Herbert T. Buchwald, P.A. and president and chairman of the board of directors of BPR Management Corporation, a property management company located in Denver, Colorado, for more than the past five years. He is also a director of M.D.C. Land Corporation, a wholly owned subsidiary of the Company. Mr. Buchwald was appointed to the Company's Board of Directors in March 1994 and is a member of the Audit, Compensation and Legal Committees.

         Larry A. Mizel has served as Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years and was elected President of the Company in March 1996 . Mr. Mizel resigned as President of the Company in July 1999. Mr. Mizel has been a Director of the Company since founding the Company in January 1972. Mr. Mizel also serves as a director of Richmond American Homes. Mr. Mizel also is a Trustee of Marsico Investment Fund, an open-end investment company that currently offers three investment portfolios, the Marsico Focus Fund, the Marsico Growth and Income Fund and the Marsico 21st Century Fund. Mr. Mizel is a member of the Legal Committee.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During 1999, the Board of Directors held 11 regularly scheduled meetings and one special meeting. The Directors also considered Company matters and had numerous communications with the Chairman of the Board of Directors and other officials of the Company wholly apart from the formal Board meetings. In 1999, all of the Company's Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served.

         AUDIT COMMITTEE

         The Audit Committee of the Board of Directors consists currently of Messrs. Borick, Buchwald and Kemper, who serves as its Chairman. The Audit Committee met 11 times during 1999. The Audit Committee is responsible for reviewing and approving the scope of the annual audit undertaken by the Company's independent accountants and meets with them to review the progress and results of their work as well as their recommendations. The Audit Committee recommends to the Board of Directors the appointment of, has direct access to and reviews the fees of the Company's independent accountants. In connection with the internal accounting controls of the Company, the Audit Committee reviews internal audit procedures and reporting systems.

         The Director of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company's compliance with certain Company procedures which are designed to enhance management's consideration of major transactions involving the Company. The Audit Committee has direct control over staffing and compensation of the Internal Audit Department. Additionally, the Audit Committee reviews the Company's Corporate Code of Conduct. On at least a quarterly basis, the Company's Chief Financial Officer reports directly to the Audit Committee on any significant accounting issues.

         COMPENSATION COMMITTEE

         The Compensation Committee currently consists of Messrs. Buchwald, Kemper and Borick, who serves as its Chairman. During 1999, the Compensation Committee met five times. The Compensation Committee is active in approving the design of executive compensation plans, reviewing salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishing salaries, benefits and other forms of compensation for new employees and in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria utilized and factors considered by the Compensation Committee in reviewing and making recommendations with respect to executive compensation, see the "Report of the Compensation Committee" below.

         LEGAL COMMITTEE

         The Legal Committee currently consists of Messrs. Goldstein, Buchwald and Mizel. During 1999, the Legal Committee met twice. The Legal Committee is chaired by Mr. Goldstein and has been active in reviewing legal issues and interacting with the Company's inside and outside legal counsel.

         OTHER COMMITTEES

         The Company has no executive or nominating committees. Procedures for nominating persons for election to the Board of Directors are contained in the Company's By-Laws.

         DIRECTOR COMPENSATION

         Each Director who is not an officer of the Company is paid $3,000 per month as a retainer, $1,500 for each board meeting attended and $750 for attending each meeting of the Legal, Audit and Compensation Committees and is granted options to purchase 25,000 shares of Common Stock annually. Effective January 1, 2000 each Director who is not an officer of the Company is to receive $1,500 for attending meetings of the Legal, Audit and Compensation Committees. Each Director also is reimbursed for expenses related to his attendance at Board of Directors and committee meetings.

         Messrs. Borick and Kemper each received fees of $1,500 per meeting during 1999 for services as a director of Richmond American Homes and HomeAmerican, respectively. Richmond American Homes' board held 11 meetings in 1999. During 1999, Mr. Kemper attended seven meetings of the HomeAmerican Board of Directors. Effective January 1, 2000, Mr. Buchwald is to receive $1,500 per month as a retainer and $1,500 per meeting for service as a director of M.D.C. Land Corporation.

         Mr. Kemper and his wife are covered by the Company's self-funded contributory medical plan, for which he pays 100% of the premiums. For the medical plan's fiscal year ended September 30, 1999, Mr. Kemper paid premiums in excess of the cost of claims paid on behalf of Mr. Kemper and his wife.

                               EXECUTIVE OFFICERS

         Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The executive officers of the Company are elected annually and hold office until their successors are duly elected and qualified or until their resignation, retirement, death or removal from office. Biographical information on Messrs. Mizel and Mandarich, who serve as Directors and executive officers of the Company, is set forth in "Election of Directors" above. Biographical information for the other executive officers of the Company is set forth below.

     NAME                                     Offices Held as of the Record Date
------------------           --------------------------------------------------------------------------
Larry A. Mizel               Chairman of the Board of Directors and Chief Executive Officer
David D. Mandarich           President, Chief Operating Officer and a Director
Paris G. Reece III           Executive Vice President, Chief Financial Officer and Principal Accounting
                             Officer
Michael Touff                Senior Vice President and General Counsel


         Paris G. Reece III, 45, was elected Executive Vice President of the Company in July 1999, Senior Vice President in September 1994, Treasurer in September 1993, Chief Financial Officer in June 1990, Secretary in February 1990 and a Vice President of the Company in August 1988. Mr. Reece resigned as Treasurer of the Company in November 1996 and as Secretary of the Company in May 1996. Mr. Reece also is an officer, director or both of most of the Company's subsidiaries.

         Michael Touff, 55, was elected Senior Vice President and the General Counsel of the Company in July 1999 and as Vice President and General Counsel in December 1994. From August 1992 through December 1994, he was an officer in the law firm of Ireland, Stapleton, Pryor & Pascoe, P.C. Prior to August 1992, Mr. Touff was an officer in the law firm of Holmes & Starr, A Professional Corporation.

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation received by the Chief Executive Officer and the three other executive officers for the three fiscal years ended December 31, 1999.

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        ------------
                                    ANNUAL COMPENSATION                            RESTRICTED   SHARES
         NAME AND                  ---------------------            OTHER ANNUAL    STOCK      UNDERLYING      ALL OTHER
    PRINCIPAL POSITION      YEAR       SALARY          BONUS        COMPENSATION  AWARDS($)(4)  OPTIONS      COMPENSATION (1)
   --------------------     ------    --------     -------------    ------------  ------------ ----------   -----------------
Larry A. Mizel,              1999     $800,000     $4,586,470(2)         N/A          - 0 -    150,000(5)       $5,000
    Chairman of the Board    1998     $660,000     $2,525,809(2)         N/A          - 0 -     100,000         $5,200
    of Directors and Chief   1997     $600,000     $1,027,100(2)         N/A          - 0 -     100,000         $2,850
    Executive Officer
David D. Mandarich,          1999     $650,000     $4,586,470(2)         N/A          - 0 -    150,000(5)       $5,000
    President, Chief         1998     $550,000     $2,525,809(2)         N/A          - 0 -     100,000         $5,200
    Operating Officer        1997     $500,000     $1,027,100(2)         N/A          - 0 -     100,000         $2,850
    and a Director
Paris G. Reece III,          1999     $250,000          $276,000         N/A         $150,000   70,000(5)       $5,000
    Executive Vice President 1998     $228,800          $170,000         N/A         $185,000    30,000         $5,200
    and Chief Financial      1997     $208,000       $248,200(3)         N/A          - 0 -      20,000         $2,850
    Officer
Michael Touff                1999     $256,240          $175,000         N/A         $20,000    30,000(5)       $5,000
    Senior Vice President    1998     $248,768          $165,000         N/A         $20,000     10,000         $5,200
    and General Counsel      1997     $239,200       $164,400(3)         N/A          - 0 -      10,000         $2,850


-----------

(1) The amounts in this column consist of Company contributions allocated to the named executive officers' accounts pursuant to the Company's 401(k) Savings Plan. One hundred percent of the Company's 1999 contribution was funded with shares of Common Stock valued at $14.44 per share, the closing price of the Common Stock on December 7, 1999, the date as of which the Company approved the stock portion of the allocation.

(2) These bonuses were paid in February following the year indicated in accordance with the terms of the M.D.C. Holdings, Inc. Executive Officer Performance-Based Compensation Plan approved by the Company's stockholders at the 1994 Annual Meeting (the "Executive Compensation Plan"). The amount of these bonuses is determined based on the Company's "Adjusted Pre-Tax Return on Average Stockholders' Equity" (as defined in the Executive Compensation Plan). Bonuses are not payable under the Executive Compensation Plan unless the Company's Adjusted Pre-Tax Return on Average Stockholders' Equity equals or exceeds 10%. In 1999, 20% of these bonuses, or $917,294, was paid in the form of 60,141 shares of Common Stock in accordance with the Executive Compensation Plan. In 1998, 20% of these bonuses, or $505,162, was paid in the form of 24,611 shares of Common Stock in accordance with the Executive Compensation Plan. The 1997 bonuses were paid in cash.

(3) Portions of these bonuses were paid in shares of the Common Stock valued at the closing price of the Common Stock on the New York Stock Exchange on the date the Compensation Committee of the Board of Directors approved the bonuses ($11.375 for 1997). In 1997, Mr. Reece elected to receive $95,000 of his bonus (8,348 shares) and Mr. Touff elected to receive $75,000 of his bonus (6,591 shares) in the form of Common Stock. The Compensation Committee also granted the employees who received bonuses in the form of stock the right to borrow from the Company the amount of taxes due on the stock portion of the bonus. Messrs. Reece and Touff borrowed $52,581 and $41,511, respectively, in 1997. These amounts were secured by a pledge of the number of shares of Common Stock equal to 125% of the original amounts borrowed, divided by the price of the Common Stock on the respective date of the loan. The loans bear interest at LIBOR plus one percent, are amortized over 10 years with annual principal and interest payments due each December 30 of each year of employment and mature on the earliest of (1) five years from the date of the notes;
         (2) 90 days after the date of termination for cause; or (3) one year after termination without cause.

(4) In 1999, the Company granted restricted stock awards to 13 employees, including Messrs.Touff and Reece, pursuant to Restricted Stock Agreements that became effective as of November 19, 1999. The awards were valued at $15.56 per share, the closing price of the Common Stock on the date of the awards. In 1998, the Company granted restricted stock awards to 17 employees, including Messrs. Touff and Reece on November 20, 1998. The awards were valued at $18.0625 per share, the closing price of the Common Stock on the date of the awards. The restrictions on the vesting of the shares granted pursuant to the Restricted Stock Agreements lapse as to 25% of such shares each year, commencing on the first anniversary of the grant. All of the restrictions on vesting of the restricted shares lapse in the event of
         (1) the closing of a change in control transaction; (2) the employee's termination of employment as a result of death or disability; or (3) the employee's termination of employment by the Company other than for cause.

(5)      See "Option Grants in Last Fiscal Year," below.

         N/A: Disclosure is not applicable under the Securities and Exchange Commission's rules.

         Severance benefits for Messrs. Mizel and Mandarich are included in their employment agreements. Severance benefits for Messrs. Reece and Touff are included in their change in control agreements. See "Employment Agreements and Change in Control Agreements" below.

         The Company's severance pay policy also provides severance pay to eligible employees, including each of the named executive officers, whose employment is involuntarily terminated by the Company for reasons other than gross misconduct. Employees are eligible for severance pay under this policy if involuntarily terminated after 90 days of employment. The amount of severance pay under the policy is based on the length of service with the Company and payment of severance is conditioned upon execution of a release agreement with the Company. For each of the named executive officers, (other than Messrs. Mizel and Mandarich, whose severance pay is provided for in their employment agreements) the amount of pay would be one week for each year of service to a maximum of 12 weeks; provided, however, the Compensation Committee of the Board of Directors may approve additional severance payments for situations involving management personnel.

OPTION GRANTS IN LAST FISCAL YEAR

         The table below provides information on option grants in fiscal 1999 to the named executive officers.




                                                  INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE VALUE AT
                          ------------------------------------------------------------------        ASSUMED ANNUAL RATES OF
                                             PERCENT OF TOTAL                                     STOCK PRICE APPRECIATION FOR
                          NUMBER OF SHARES   OPTIONS GRANTED TO                                           OPTION TERM
                            UNDERLYING      EMPLOYEES IN FISCAL    EXERCISE       EXPIRATION     -----------------------------
         NAME               OPTIONS (1)           YEAR (2)       PRICE ($/SH)        DATE            5%               10%
-----------------------   ----------------  -------------------  ------------     ----------     ----------       ------------
Larry A. Mizel.........       150,000              22.19%            $15.56        11/19/04       $644,924         $1,425,113
David D. Mandarich.....       150,000              22.19%            $15.56        11/19/04       $644,924         $1,425,113
Paris G. Reece III.....        70,000              10.36%            $15.56        11/19/04       $300,965         $ 665,053
Michael Touff..........        30,000               4.44%            $15.56        11/19/04       $128,985         $ 285,023

-----------

(1) Options granted in 1999 are exercisable 25% per year beginning on November 19, 2000. The closing price of the Common Stock on the New York Stock Exchange on the date of the grants was $15.56.

(2) The Company granted options representing 676,000 shares of Common Stock to employees in fiscal 1999.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The table below provides information on option exercises in fiscal 1999 by the named executive officers and the value of such officers' unexercised options at December 31, 1999.

                                                                                                            VALUE OF UNEXERCISED
                                                                      SHARES UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                        SHARES                          OPTIONS AT FISCAL YEAR END          AT FISCAL YEAR END(1)
                                       ACQUIRED        VALUE          -----------------------------      -------------------------
               NAME                  ON EXERCISE     REALIZED          EXERCISABLE UNEXERCISABLE         EXERCISABLE UNEXERCISABLE
------------------------------       -----------     --------         ------------ ----------------      ----------- -------------
Larry A. Mizel...............             -0-          -0-              425,000(3)       275,000          $3,200,290    $215,990
David D. Mandarich...........           50,000       $337,500           375,000(3)       275,000          $2,784,125    $234,200
Paris G. Reece III(2)........           50,000       $475,000            17,500          102,500          $   43,075    $ 51,860
Michael Touff(2).............           50,000       $486,240             7,500           42,500          $   21,538    $ 25,303

---------

(1) The closing price of the Common Stock on December 31, 1999 on the New York Stock Exchange was $15.69.

(2) Mr. Reece borrowed $288,316 and Mr. Touff borrowed $181,434 and $118,566, respectively, to pay a portion of the sum of the exercise price and the federal and state income taxes realized on the exercise of options pursuant to the M.D.C. Holdings, Inc. Executive Option Purchase Program. See "Certain Relationships and Related Transactions" below.

(3) Messrs. Mizel and Mandarich exercised options on 200,000 and 100,000 shares of common stock, respectively, on February 7, 2000.

REPORT OF THE COMPENSATION COMMITTEE

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

         The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised solely of Directors who are not employees of the Company. The Committee is responsible for setting executive compensation policies and determining the compensation paid to executive officers of the Company.

         There are three primary objectives of the Company's executive compensation program. First, this program is designed to attract, retain and reward highly qualified executives. Second, the stock-based portion of the compensation program is designed to create and maintain a strong and direct link between executive pay, the Company's financial performance and total returns to shareowners. Third, the Company's compensation program is intended to address, among other things, the Committee's concern that the Company's highly experienced executives could be targeted by the Company's competitors.

         The three main components of the Company's executive compensation program are: base salary, annual performance-based incentive compensation and stock-based, long-term incentive. The Company operates with comparatively few middle management employees. Because of this, base salaries for the Company's executive officers, including the Chief Executive Officer, are at or above the average rates paid by competitors in order to enable the Company to retain its experienced and skilled executives. However, based upon a study of executive compensation sponsored by another major homebuilding company, the Committee believes that the Company's overall management costs are reasonably comparable to those of other major homebuilders, including those that are part of the Peer Group Index shown on the performance graph below.

         Base salaries are reviewed annually and adjusted based on individual performance, annual salary increases in the industry, local economic and employment conditions, the Company's performance and the compensation paid for similar positions at comparable companies.

1999 COMPENSATION

         The Committee considered the following factors in setting total compensation for 1999, including incentive compensation: the Company's record earnings per share, home closings, revenues, orders for homes, year-end backlog, annual operating earnings, homebuilding and mortgage lending profits and home gross margins; the Company's 26.2% return on average stockholders' equity; achieving the Company's goal of entering the top quintile of the homebuilding industry in most financial performance measures; additional coverage by Wall Street analysts; the rating upgrade of the Company's senior notes by Standard & Poor's and Duff & Phelps Credit Rating Co.; the extensions and increases of the Company's homebuilding line of credit and mortgage warehousing line of credit; the continued reduction of debt; and the Company's improved financial ratios.

         Incentive compensation paid to Messrs. Mizel and Mandarich for 1999 was based upon the Company's Executive Compensation Plan. This plan was designed (i) to provide the Company's most senior executive officers annual incentive compensation based on achievement of specific performance objectives linked to return on equity; and (ii) to permit the Company to deduct executive compensation for tax purposes.

         The Company also maintains an annual bonus program for the Company's other officers and key management employees. Bonuses are intended to compensate management and other employees for the attainment of the Company's annual financial performance goals and other criteria, as determined by the Committee. Because the Company met or exceeded the 1999 performance goals for these performance criteria, the Committee authorized the bonuses set forth in the summary compensation table for Messrs. Reece and Touff, the named executive officers other than Messrs. Mizel and Mandarich.

         The Committee also uses long-term, stock-based incentives in the form of stock options and grants of restricted stock to provide compensation to executive officers and other key employees that is linked directly to the performance of the Company's Common Stock. In 1999, the Committee awarded stock options to acquire 676,000 shares of Common Stock to a total of 51 employees, including the named executive officers, and 21,655 shares of restricted stock to 13 employees, including Messrs. Reece and Touff. These incentives are designed and intended to link management and shareowner interests and to motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareowners. Vesting requirements contained in the option grants and restricted stock award agreements serve as an additional long-term incentive to retain key officers and other employees.

CEO COMPENSATION

         Mr. Mizel's base salary for 1999 was $800,000 and was based on the factors described below. The Committee approved a bonus of $4,586,470 for Mr. Mizel for 1999 in accordance with the terms of the Executive Compensation Plan described above.

         The Committee approved Mr. Mizel's 1999 base salary based on the following factors, in order of importance to the Committee: (i) achieving the Company's goal of entering the top quintile of the homebuilding industry in most financial performance measures; (ii) the Company's record operating results during 1999; (iii) the Company's improved financial ratios; (iv) the extensions and increases of the Company's homebuilding line of credit and mortgage warehousing line; (v) additional coverage by Wall Street analysts; and (vi) credit rating agency upgrades.

         The primary financial performance improvements on which the Committee relied in determining Mr. Mizel's 1999 base salary were the 70% increase in the Company's diluted operating earnings per share in 1999 and achieving the Company's goal of entering the top quintile of the homebuilding industry in most financial performance measures.


                               COMPENSATION COMMITTEE

                               Steven J. Borick, Chairman
                               William B. Kemper
                               Herbert T. Buchwald

PERFORMANCE GRAPH

         Set forth below is a graph comparing the yearly change in the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of a peer group of other homebuilders over the five-year period ending on December 31, 1999.

         It is assumed in the graph that $100 was invested (1) in the Company's Common Stock; (2) in the stocks of the companies in the Standard & Poor's 500 Index; and (3) in the stocks of the peer group companies just prior to the commencement of the period and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following companies: Centex Corporation, Pulte Corporation, U.S. Home Corporation, The Ryland Group, Inc., Toll Brothers, Inc., Kaufman and Broad Home Corporation, Lennar Corporation, Hovnanian Enterprises, Inc., Del Webb Corporation, D.R. Horton Inc., M/I Schottenstein Homes, Inc., Beazer Homes USA, Inc. and NVR Inc.

         The stock price performance shown on the following graph is not indicative of future price performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF MDC COMMON STOCK, THE S&P 500 INDEX
                            AND A SELECTED PEER GROUP


                                    [GRAPH]


                             FIVE YEAR PLOT POINTS

                              12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
M.D.C. Holdings, Inc.         100.00    145.00    178.49    315.63    451.75    335.26
Weighted Avg. Peer Group      100.00    154.60    158.55    265.03    335.45    251.72
S&P 500                       100.00    133.34    161.30    211.31    267.67    319.93

                            EMPLOYMENT AGREEMENTS AND
                          CHANGE IN CONTROL AGREEMENTS

EMPLOYMENT AGREEMENTS

         Mr. Mizel and Mr. Mandarich (each an "Executive" or together the "Executives") each entered into an Employment Agreement with the Company effective October 1, 1997 (the "Employment Agreements"). The Employment Agreements provide for each Executive's continued employment by the Company; Mr. Mizel as Chairman, President and Chief Executive Officer and Mr. Mandarich as Executive Vice President - Real Estate and Chief Operating Officer, until September 30, 2002 (the Initial Term). When he resigned as President of the Company in June of 1999, Mr. Mizel acknowledged that the resignation did not constitute a "Material Change" (see below) under his Employment Agreement. Unless either the Company on the one hand or either Executive on the other hand elects by notice in writing delivered to the other at least six months prior to the expiration of the Initial Term or any extension thereof, such term shall be extended automatically for two additional years, subject to earlier termination by either Executive's voluntary resignation or otherwise as provided pursuant to the terms of the Employment Agreement (the "Employment Term").

         Pursuant to the Employment Agreements, the Executives' base salaries ("Base Salaries") are subject to annual review by the Board of Directors. Messrs. Mizel and Mandarich also are to be paid incentive compensation pursuant to the Executive Compensation Plan ("Annual Incentive Compensation") and long-term incentive compensation pursuant to the Company's Employee Equity Incentive Plan (the "Equity Plan").

         Each Executive will be entitled to a retirement benefit under the Employment Agreement. Mr. Mizel's retirement benefit required that he remain employed by the Company through September 30, 1999, and Mr. Mandarich's requires that he remain employed by the Company through September 30, 2002, in each case unless such employment is terminated by the Company without cause, in the event of the Executive's death or total disability or if the Executive elects to terminate his employment upon a "Change in Control" or because of a "Material Change" (as those terms are described below). The retirement benefit shall be equal to 70% of the Executive's highest Base Salary during the final three years of the Employment Term and shall be payable for the duration of the Executive's life. In addition, the Employment Agreements provide for medical insurance benefits, reimbursement of certain expenses, and entitle each of the Executives to participate in the Company's benefit plans. If Mr. Mizel retired at the end of 1999 and Mr. Mandarich retires at the end of 2002, respectively, assuming their Base Salaries remain the same as in 1999, their annual retirement benefits would approximate $560,000 and $455,000, respectively.

         Messrs. Mizel and Mandarich may be terminated for cause, as defined in the Employment Agreements. If an Executive is terminated without cause (including the Company's election not to extend the term of the Employment Agreement) during the Employment Term, he will be entitled to receive (i) an amount equal to the aggregate Base Salary earned by the Executive during the three years prior to such termination, plus (ii) an amount equal to 100% of the Annual Incentive Compensation paid for the year prior to termination, and (iii) the retirement benefits payable under the Employment Agreement commencing on the date of termination. In addition, in the event of termination without cause, each Executive's options and other rights under the Equity Plan shall vest immediately and the Executive and his spouse and dependents shall be entitled to continued medical benefits.

         If a Change in Control occurs, all options, dividend equivalents and other rights granted to Executives under the Equity Plan and any other Company plans shall be accelerated and become exercisable immediately prior to the occurrence of the transaction giving rise to the Change in Control.

         Within two years after a Change in Control or a Material Change, the Executive may terminate his employment, if not already terminated by the Company. In the event of such termination or a termination of employment by the Company without cause upon or within two years following a Change in Control, then (A) each Executive shall receive the amounts payable in the event the Executive's employment were terminated without cause as described above, (B) with respect to the retirement benefit, either (1) the Company shall establish and fund an irrevocable grantor trust in conformance with the model trust set forth in IRS Revenue Procedure 92-64, or (2) the Company shall, if it so elects, pay to the Executive, in a lump sum cash payment, the amount that otherwise would be required to be contributed to such trust.

         If the amounts payable upon the occurrence of a Change in Control or Material Change, either alone or together with any other payments which the Executive has the right to receive, would be subject to an excise tax as an "excess parachute payment" under Section 4999 of the Internal Revenue Code, each Executive agrees in his Employment Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such aggregate amounts may be paid and not be treated as "excess parachute payments" under Section 4999.

         For purposes of this description of the Employment Agreements, a "Change in Control" shall occur if:

                  (i) a report on Schedule 13D is filed with the Securities and Exchange Commission disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company;

                  (ii) any person, other than the Company or any employee benefit plan sponsored by the Company or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, shall purchase securities pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company;

                  (iii) the shareowners of the Company shall approve: (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation; or (2) pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

                  (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a twelve month period, unless the election or nomination for election by the Company's shareowners of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

         For purposes of the Employment Agreements, a "Material Change" shall occur if:

                  (i) the Company makes any of certain specified adverse changes in an Executive's reporting relationship, titles, functions, duties or responsibilities from those that the Executive occupied on October 1, 1997 or, if the Employment Agreements have been renewed or extended, the date of the last renewal or extension;

                  (ii) the Company assigns or reassigns the Executive (without his written permission) to another place of employment;

                  (iii) the Company reduces the Executive's Base Salary, Annual Incentive Compensation or long-term incentive compensation or the manner in which such compensation is determined, or retirement benefits, unless such reduction similarly applies to all "Senior Executive Officers of the Company," as defined in the Employment Agreements, or the Company breaches the terms of the Employment Agreements; provided, however, that nothing in this clause (iii) shall be construed to permit the Company to reduce either Executive's retirement benefit, as provided in the Employment Agreements, in any event, and regardless of whether such reduction would similarly apply to all Senior Executive Officers of the Company; or

                  (iv) a purchaser of all or substantially all of the Company's assets or any successor or assignee of the Company fails to assume the Employment Agreements.


CERTAIN OTHER CHANGE IN CONTROL AGREEMENTS

         Messrs. Reece and Touff have entered into change in control Agreements with the Company (the "Agreements")*. The Agreements are effective January 26, 1998 and terminate on the earlier of termination of the employee's employment or December 31, 2000. Unless either party elects by notice in writing delivered to the other by September 30, 2000, or at least 90 days prior to December 31 of each subsequent year, the term of the Agreement will be renewed automatically for successive one year terms. In addition, if an Agreement has not been terminated prior to a "Change in Control" (as defined below), upon a Change in Control, the term of an Agreement shall extend automatically for two years.

         For purposes of the Agreements, the definition of "Change in Control" is generally the same as the definition of "Change in Control" in the description of the Employment Agreements as described above.

         For purposes of the Agreements, a "Change in Control Event" occurs if a Change in Control is followed by a "Material Change" within two years. A Material Change is defined in the Agreements to occur if the employee's employment is terminated without "cause" (as defined in the Agreements) or if any of the events set forth under the definition of "Material Change" described above with respect to the Employment Agreements takes place, taking into account the titles, positions and reporting relationships of Messrs. Reece or Touff.

         Pursuant to the Agreements, if a Change in Control Event occurs, the employee may elect within 90 days after the Change in Control Event to terminate the employee's employment, if not previously terminated by the Company, and to receive a Change in Control payment. The Change in Control payment equals two times the sum of the employee's Base Salary, in effect immediately prior to the Change in Control Event, plus the amount of the employee's last regular annual bonus, provided that the amount of such annual bonus shall not exceed 50% of the employee's annual Base Salary in effect immediately prior to the Change in Control Event.

         If a Change in Control as defined above occurs, all options, dividend equivalents and other rights granted to the employee under any Company equity incentive plan shall be accelerated and become exercisable immediately prior to the closing of the Change in Control. If the Change in Control is not consummated, the employee's election to exercise such options and other rights shall be of no effect and the employee's options shall remain subject to their original restrictions.

         Any amounts payable pursuant to the Change in Control Agreement are in addition to any payments otherwise payable to the employee pursuant to any agreement, plan or policy of the Company. If the amounts payable upon the occurrence of a Change in Control Event, either alone or together with other payments which the employee has the right to receive, would be subject to an excise tax as a "excess parachute payment" under Section 4999 of the Internal Revenue Code.

--------

         *Certain other employees of the Company (the "Covered Employees") have been provided change in control agreements containing the same terms and conditions as the Agreements described above for Messrs. Reece and Touff, taking into account the respective titles, positions and reporting relationships of the other Covered Employees and with changes to certain other provisions. If the Agreements for the Covered Employees have not been terminated prior to a Change in Control, upon a Change in Control, the term of the Agreements for the other Covered Employees shall extend automatically for one year, rather than two years as in the cases of Messrs. Reece and Touff. The Change in Control payment for a Covered Employee would equal the sum of the Covered Employee's Base Salary in effect immediately prior to the Change in Control Event plus an amount equal to the Covered Employee's last regular annual bonus, provided that the amount of such bonus shall not exceed 50% of the Covered Employee's annual Base Salary in effect immediately prior to the Change in Control Event.

Each employee agrees in the Change in Control Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such amounts may be paid and not be treated as "excess parachute payments" under Section 4999.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Company leases its headquarters office space. Approximately 7,000 square feet in the Company's Denver office building is subleased by various affiliates of Mr. Mizel for which they collectively paid rent, including for parking, to the Company of approximately $98,397 in 1999.

         In May 1999, Boulder County Land Venture (the "Venture") sold certain real property to The County of Boulder, Colorado for approximately $6.6 million. The Venture was formed in 1973. The Company had a 25% profits interest in, and was the managing joint venturer of the Venture. Pacwest Resources, Inc., an entity controlled by Mr. Mizel, acted as one of the brokers in the sale and was paid a commission by Boulder County Land Venture of approximately $166,000 for its brokerage services.

         Effective October 1, 1998, the Company entered into a two-year agreement with Gilbert Goldstein, P.C., of which Gilbert Goldstein, a Director of the Company, is the sole shareholder. Pursuant to the agreement, Mr. Goldstein acts as a consultant to the Company on legal matters. In return, the Company (i) from October 1, 1998 through September 30, 1999, pays Mr. Goldstein's firm $18,000 per month for a minimum of 25 hours per week in legal services and, from October 1, 1999 through September 30, 2000, pays Mr. Goldstein's firm $15,000 per month for a minimum of 20 hours per week in legal services; (ii) from October 1, 1998 through September 30, 1999, pays Mr. Goldstein's firm $180 per hour for services performed in excess of 100 hours in any month and, from October 1, 1999 through September 30, 2000, pays Mr. Goldstein's firm $180 per hour for services performed in any month in excess of 80 hours; (iii) provides office space with an estimated annual rental value of $16,200 in the Company's leased office space; (iv) provides one full-time secretary (in 1999, this secretary received a salary of approximately $30,000 plus benefits); and (v) reimburses actual expenses incurred related to services provided. In the event that Mr. Goldstein retires from the practice of law, becomes disabled or dies during the term of the agreement, the Company will pay to Mr. Goldstein or his estate $7,000 per month during the remaining term of the agreement. Payment of $209,000 was made directly to Mr. Goldstein's firm in 1999 for services performed. In October 1999, the agreement with Mr. Goldstein was amended to extend the term of the agreement until September 30, 2001.

         During 1999, the Company paid approximately $432,000 to PageWorks Communication Design ("PageWorks"), a marketing and communications firm, for annual report design, advertising and marketing design services. PageWorks is owned by Mr. Mizel's brother-in-law.

         During 1999, the Company paid a firm owned by Carol Mizel, Mr. Mizel's wife, approximately $120,000 for consulting services.

         On April 12, 1995, the Company's Board of Directors adopted the Option Purchase Program. The purpose of the Option Purchase Program is to permit the Company's key executive officers to increase their ownership of Common Stock and more closely align their interests with those of the Company's other shareowners by facilitating the exercise of options that would expire. Pursuant to the Option Purchase Program, prior to November 4, 1997, Messrs. Mizel and Mandarich each were able to borrow up to $810,000 and Mr. Reece could borrow up to $243,000 for the purpose of paying two-thirds of the sum of the exercise price of options exercised and federal and state income taxes due as a result of the exercise of the options. On November 4, 1997 the Company's Board of Directors adopted Amendment Number 1 to the Option Purchase Program. This amendment added Michael Touff as an eligible participant to the program and increased the amount that each of Messrs. Mizel and Mandarich may borrow to $1,000,000 and the amount that each of Messrs. Reece and Touff may borrow to $300,000. All borrowings under the Option Purchase Program are secured by a pledge of 100% of the stock acquired upon exercise, are full recourse to the borrower and bear interest at the average one month LIBOR plus 1%, adjusted monthly. Principal and accrued interest are payable on April 1st of each year based on a 10-year amortization. Additional principal is due on each April 1st in an amount required to reduce the outstanding aggregate principal amount of the loans under the Option Purchase Program to each borrower in an amount depending on each borrower's maximum permitted borrowings. The unpaid principal balance is due on the earlier of: (i) the fifth anniversary of the loan; (ii) 90 days after the borrower's employment with the Company has been terminated for cause; or (iii) one year after the borrower's employment with the Company has been terminated other than for cause.

         The following table shows, as of December 31, 1999, the number of shares exercised, the date of borrowings, and the principal and interest due as of that date for each loan outstanding for the executive officers who have participated in the Option Purchase Program:

                              Number of                                      Accrued
                               Shares        Date of        Note Balance   Interest at
        BORROWER              Exercised       Note          at 12/31/99     12/31/99
---------------------------   ---------      -------        ------------   -----------
Larry A. Mizel.............    175,000       10/3/97          $640,000       - 0 -
David D. Mandarich.........    497,000       4/17/95          $516,222       - 0 -
David D. Mandarich.........    350,000       1/12/96          $ 83,778       - 0 -
David D. Mandarich.........    175,000       5/19/98          $180,000       - 0 -
Paris G. Reece III.........     50,000       3/24/99          $288,316       - 0 -
Michael Touff..............     30,000       3/24/99          $181,434       - 0 -
Michael Touff..............     20,000       9/23/99          $118,566       - 0 -

-------------

                  In the ordinary course of its business, HomeAmerican has made loans to certain officers and employees of the Company. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.


                HOLDERS OF FIVE PERCENT OR MORE OF VOTING SHARES
                   OF THE COMPANY AND OWNERSHIP OF MANAGEMENT

         The table below sets forth those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock individually and the number of shares beneficially owned by the Company's named officers individually and by all of the Company's officers and Directors as a group, each as of the Record Date. The information as to beneficial ownership is based upon statements furnished to the Company by such persons. Information with respect to the beneficial ownership of shares of Common Stock held by each of the Directors of the Company, two of whom beneficially own more than 5% of the outstanding shares of Common Stock, is set forth in "Election of Directors" above.

                                                                           Number of Shares of
                                                                            Common Stock Owned         Percent
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                       Beneficially         of Class (2)
----------------------------------------                                   -------------------      ------------

Dimensional Fund Advisors Inc.
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401 .................................................       1,441,188(3)             6.46%

Vanguard Windsor Funds - Windsor Funds
P.O. Box 2600, 037
Valley Forge, PA 19482..................................................       1,156,300(4)             5.18%

Paris G. Reece III
3600 S. Yosemite St., #900
Denver, Colorado 80202..................................................         135,769(5)                *


Michael Touff
3600 S. Yosemite St., #900
Denver, Colorado 80202..................................................          89,266(6)                *

All executive officers and directors as a group (8) persons.............       6,932,373                28.8%

-----------

*        Less than 1%.

(1) The address of Messrs. Mizel and Mandarich, the Directors who beneficially own more than 5% of the outstanding shares of Common Stock is 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237. (See "Election of Directors" above).

(2) In calculating the percentage of ownership, all shares of Common Stock the identified person or group had the right to acquire within 60 days of the Record Date by the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) Based upon information in a Schedule 13G filed with the Commission on or about February 4, 2000, Dimensional Fund Advisors Inc. exercises sole voting power over all such shares, shared voting power over none of such shares, sole dispositive power over all such shares and shared dispositive power over none of such shares.

(4) Based upon information in a Schedule 13G filed with the Commission on or about February 1, 2000, Vanguard Windsor Funds - Windsor Fund exercises sole voting power over all such shares, shared voting power over none of such shares, sole dispositive power over none of such shares and shared dispositive power over all such shares.

(5) Includes 17,500 shares of Common Stock that Mr. Reece has the right to acquire within 60 days of the Record Date by the exercise of 10,000 stock options at a price of $11.38 per share and 7,500 stock options at a price of $18.0625 per share.

(6) Includes 7,500 shares of Common Stock that Mr. Touff has the right to acquire within 60 days of the Record Date by the exercise of 5,000 stock options at a price of $11.38 and 2,500 stock options at a price of $18.0625 per share.

         No change in control of the Company has occurred since the beginning of the last fiscal year. The Company knows of no arrangement the operation of which may, at a subsequent date, result in a change in control of the Company.

         The Company's executive officers and Directors are required under
Section 16(a) of the 1934 Act to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and the New York Stock Exchange and Pacific Exchange, Inc. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1999, except for one report filed late by Mr. Mizel for October of 1999 and one report filed late by Mr. Goldstein for August of 1999, all such reports were filed on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has not yet selected or retained independent accountants for the year ended December 31, 2000. PricewaterhouseCoopers LLP examined the Company's financial statements for the year ended December 31, 1999. A representative of PricewaterhouseCoopers LLP currently is expected to be present at the Meeting and available to respond to appropriate questions. Although PricewaterhouseCoopers LLP has indicated that no statement will be made, an opportunity for a statement will be provided.

                                  OTHER MATTERS

         Management and the Board of Directors of the Company know of no matters to be brought before the meeting other than as set forth above. However, if any other matters are properly presented to the shareowners for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              SHAREOWNER PROPOSALS

         Any proposal which a shareowner may desire to present at the 2001 Annual Meeting of Shareowners must be received in writing by the Secretary of the Company prior to December 15, 2000.

                            BY THE ORDER OF THE BOARD OF DIRECTORS,






                            Larry A. Mizel
                            Chairman of the Board

                             M.D.C. HOLDINGS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            PROXY FOR ANNUAL MEETING OF SHAREOWNERS -- MAY 19, 2000

                                     PROXY

         The undersigned hereby appoints PARIS G. REECE III, and MICHAEL TOUFF, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 2000 Annual Meeting of Shareowners and any adjournments or postponements thereof (the "Meeting") and to vote as designated below, all the shares of Common Stock of M.D.C. HOLDINGS, INC. held of record by the undersigned on March 24, 2000. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

     [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
     1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. BORICK AND MANDARICH.
          ELECTION OF DIRECTORS
          NOMINEES:  Steven J. Borick and David D. Mandarich

                               [ ]  FOR         [ ]  WITHHELD

                               FOR, except vote withheld from the
                               following nominee(s):

                               [ ]
                                  ----------------------------------------

         PLEASE SPECIFY YOUR CHOICE BY CLEARLY MARKING THE APPROPRIATE BOX. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEM
     1. ABOVE.

              (continued and to be signed and dated on the other side)

         Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

                                             Signature(s):
                                                          ----------------

                                             Date:
                                                  ------------------------

                                             Signature(s):
                                                          ----------------

                                             Date:
                                                  ------------------------